Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Horizon Financial Corp.
(Name of Registrant as Specified in Its Charter)

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June 20, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Horizon Financial Corp. to be held at the Fox Hall, 3985 Bennett Drive, Bellingham, Washington, on Tuesday, July 22, 2008 at 1:00 p.m., Pacific Time.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Our directors and officers, as well as a representative of Moss Adams LLP, will be present to respond to any questions you may have.

Please sign, date and return the enclosed proxy card.  If you attend the meeting and vote your shares at the meeting, please note the following:

1.	If you are a shareholder of record and you have physical possession of your stock certificates, you may vote in person even if you have voted by proxy previously.

2.
If your shares are held by a brokerage firm or other nominee, and you want to vote in person at the meeting, please contact your broker or agent for a "Legal Proxy" from your brokerage firm and bring the Legal Proxy to the meeting for voting.  Without the Legal Proxy, you will not be able to vote in person at the meeting.

We sincerely appreciate your continued interest in and support of Horizon Financial Corp. and Horizon Bank.

Sincerely,

/s/ V. Lawrence Evans

V. Lawrence Evans
Chairman of the Board

HORIZON FINANCIAL CORP.
1500 Cornwall Avenue
Bellingham, Washington  98225

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on July 22, 2008

Notice is hereby given that the 2008 annual meeting of shareholders of Horizon Financial Corp. will be held at the Fox Hall, which is located at 3985 Bennett Drive, Bellingham, Washington, on Tuesday, July 22, 2008 at 1:00 p.m., Pacific Time, for the following purpose:

Proposal 1.	Election of three directors to each serve a three-year term and election of one director to serve for a two-year term.

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.  As of the date of this notice, we are not aware of any other business to come before the meeting.

The Board of Directors has fixed the close of business on June 3, 2008 as the record date for the annual meeting.  This means that shareholders of record as the close of business on that date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.  Please ensure that your shares are represented by filling in and signing the enclosed form of proxy, which is solicited by the Board of Directors, and mailing it promptly in the envelope provided.  The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kelli J. Holz

KELLI J. HOLZ
SECRETARY

Bellingham, Washington
June 20, 2008

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum.  An addressed envelope is enclosed for your convenience.  No postage is required if mailed in the United States.

PROXY STATEMENT
OF
HORIZON FINANCIAL CORP.
1500 Cornwall Avenue
Bellingham, Washington 98225
(360) 733-3050

ANNUAL MEETING OF SHAREHOLDERS
July 22, 2008

The Board of Directors of Horizon Financial Corp. is using this proxy statement to solicit proxies from our shareholders for use at the annual meeting of shareholders.  We are first mailing this proxy statement and the enclosed form of proxy to our shareholders on or about June 20, 2008.

The information provided in this proxy statement relates to Horizon Financial Corp. and its wholly-owned subsidiary, Horizon Bank.  Horizon Financial Corp. Inc. may also be referred to as "Horizon" and Horizon Bank may also be referred to as the "Bank."  References to "we," "us" and "our" refer to Horizon and, as the context requires, Horizon Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:	Tuesday, July 22, 2008
Time:	1:00 p.m., Pacific time
Place:	Fox Hall, located at 3985 Bennett Drive, Bellingham, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposal:

Proposal 1.	Election of three directors to each serve a three-year term and election of one director to serve a two-year term.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?

We have fixed the close of business on June 3, 2008 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of Horizon's common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of Horizon common stock you own.  On June 3, 2008, there were 11,947,562 shares of Horizon common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in this proxy statement.  You are a shareholder of record if your shares of Horizon common stock are held in your name.  If you are a beneficial owner of Horizon common stock held by a broker, bank or other nominee (i.e., in "street name"), please see the instructions in the following question.

Shares of Horizon common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on your proxy card.  Shares of Horizon common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder's instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of our director nominees.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, shares not voted are treated as "broker non-votes."  The proposal to elect directors described in this Proxy Statement is considered a discretionary item under the rules of The Nasdaq Stock Market LLC ("Nasdaq").

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

If a shareholder is a participant in the Horizon Bank Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account.  Each participant in the ESOP may instruct the trustees how to vote the shares of Horizon common stock allocated to the participant's account.  The instructions are confidential and will not be disclosed to Horizon.  If an ESOP participant properly executes the proxy card, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions.  Unallocated shares of Horizon common stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least one-third of the shares of Horizon common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 30 days or more.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Horizon common stock.  Accordingly, the four nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Our Board of Directors unanimously recommends that you vote "FOR" the election of each of its director nominees.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

▪	submitting a new proxy with a later date;

▪	notifying the Secretary of Horizon in writing before the annual meeting that you have revoked your proxy; or

▪	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 3, 2008, the voting record date, information regarding share ownership of:

▪
those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Horizon's common stock other than directors and executive officers;

▪	each director and director nominee of Horizon;

▪	each executive officer of Horizon or Horizon Bank named in the Summary Compensation Table appearing under "Executive Compensation" below (known as "named executive officers"); and

▪	all current directors and executive officers of Horizon and Horizon Bank as a group.

Persons and groups who beneficially own in excess of five percent of Horizon's common stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934.  To our knowledge, no person or entity beneficially owned more than five percent of the outstanding shares of Horizon's common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if  he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership.

These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name	Number of Shares Beneficially Owned (1)	Percent of Shares Outstanding

Directors

Robert C. Diehl	58,006	0.49%
James A. Strengholt	18,801	0.16
Richard R. Haggen	129,146	1.09
Gary E. Goodman	10,584	0.09
Robert C. Tauscher	9,775	0.08

Named Executive Officers

V. Lawrence Evans (2)	299,497	2.52
Richard P. Jacobson (2)	36,674	0.31
Dennis C. Joines (2)	35,119	0.30
Steven L. Hoekstra	14,227	0.12

All Executive Officers and Directors as a Group (11 persons)	627,385	5.27%

____________
(1)
Includes shares of restricted stock awarded under Horizon's 2005 Incentive Stock Plan, as to which the holders have voting power but not investment power. Also includes shares of common stock subject to outstanding stock options which are exercisable within 60 days after the voting record date.

(2)	Messrs. Evans, Jacobson and Joines are also members of the Board of Directors.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors consists of eight members and is divided into three classes.  One-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  In October 2007, we announced that Richard P. Jacobson had been appointed as President, Chief Executive Officer and a director of Horizon and Chief Executive Officer and a director of Horizon Bank, effective January 1, 2008.  In accordance with Washington law, Mr. Jacobson will stand for election at the annual meeting.  Effective April 30, 2008, Director Fred R. Miller retired as a director of Horizon and Horizon Bank. In connection with Mr. Miller's retirement, the Board determined to reduce the size of the Board of Directors from nine members to eight members.

The table below sets forth information regarding each director of Horizon and each nominee for director.  The Nominating Committee of the Board of Directors selects nominees for election as directors.  All of our nominees currently serve as Horizon directors.  Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote "FOR" the election of V. Lawrence Evans, Richard R. Haggen and Robert C. Tauscher, each for a three-year term, and "FOR" the election of Richard P. Jacobson for a two-year term.

Name	Age as of March 31, 2008	Year First Elected or Appointed Director (1)	Term to Expire

NOMINEES

V. Lawrence Evans	61	1990	2011 (2)
Richard R. Haggen	63	1994	2011 (2)
Robert C. Tauscher	68	2001	2011 (2)
Richard P. Jacobson	45	2008	2010 (2)

CONTINUING DIRECTORS

Robert C. Diehl	69	1976	2009
Gary E. Goodman	60	1998	2009
Dennis C. Joines	58	2002	2010
James A. Strengholt	55	2000	2010

___________
(1)	Includes prior service on the Board of Directors of Horizon Bank.
(2)	Assuming election or re-election.

The principal occupation of each nominee for director and each director continuing in office is set forth below.  All nominees and directors have held their present positions for at least five years, unless otherwise indicated.  Each director resides in the State of Washington.

V. LAWRENCE EVANS is Chairman of the Board of Horizon and Horizon Bank, positions he has held since July 2001 and July 1997, respectively.  Mr. Evan joined Horizon Bank in 1972 and served as its Executive Vice President from 1983 to 1990.  Mr. Evans served as President of the Bank from May 1990 to April 2002 and as Chief Executive Officer of the Bank from March 1991 to December 31, 2007.  He served as President and Chief Executive Officer of Horizon from October 13, 1995 to December 31, 2007.

RICHARD R. HAGGEN is an owner and co-chairman of the Board of Directors of Haggen, Inc., a retail grocery chain.

ROBERT C. TAUSCHER is the President and Chief Executive Officer of Team Corporation, a vibration testing equipment manufacturer, in Burlington, Washington.

RICHARD P. JACOBSON is President, Chief Executive Officer and a Director of Horizon and Chief Executive Officer and a Director of Horizon Bank, positions he has held since January 1, 2008.   Mr. Jacobson also serves as Chief Financial Officer of Horizon and Horizon Bank, a position he has held since March 2000. Mr. Jacobson joined Horizon Bank in 1987 and was appointed Vice President/Finance and Corporate Secretary in December 1994.  In March 1998, he was appointed Senior Vice President of the Bank and in March 2000, he was appointed Executive Vice President of the Bank.

ROBERT C. DIEHL is the President and General Manager of Diehl Ford, Inc., an automobile dealership.

GARY E. GOODMAN is retired.  He was the former refinery manager for the Conoco Phillips Company Refinery in Ferndale, Washington.

DENNIS C. JOINES is Executive Vice President and Director of Horizon and President, Chief Operating Officer and Director of Horizon Bank.  He joined Horizon Bank on April 23, 2002, following an extensive career in the Pacific Northwest banking industry for over 30 years.  Most recently, Mr. Joines was Senior Vice President/National Small Business and SBA Manager for Washington Mutual Bank from 2001 to 2002.  Prior to that time, he served in a variety of key roles at KeyBank from 1993 to 2001.

JAMES A. STRENGHOLT is the President of Strengholt Construction Company, Inc., a general building contractor based in Lynden, Washington.

MEETINGS AND COMMITTEES OF THE BOARD OF
DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of Horizon and Horizon Bank conduct their business through meetings of the respective Boards and their committees.  During the year ended March 31, 2008, the Board of Directors of Horizon held eight meetings and the Board of Directors of Horizon Bank held eight meetings.  No director of Horizon and Horizon Bank attended fewer than 75% of the total meetings of the Boards and committees on which that person served during this period.

Committees and Committee Charters

The Horizon Board of Directors has standing Nominating, Executive, Audit, and Retirement and Compensation committees.  The Audit Committee has adopted a written charter.  Although a copy of the Audit Committee charter is not available on our website, it was attached to last year's proxy statement as Appendix A, and will be attached to the annual meeting proxy statement every three years, or sooner if it has been materially amended.

Nominating Committee

Members of the Horizon Board of Directors who are "independent," in accordance with the requirements for companies listed on Nasdaq, act as a Nominating Committee for the annual selection of our nominees for election as directors.  Accordingly, the Nominating Committee is composed of Directors Richard R. Haggen, Robert C. Tauscher, Robert C. Diehl, Gary E. Goodman and James A. Strengholt.  A charter has not been adopted by this committee.  The Nominating Committee met twice during the year ended March 31, 2008.

Our Bylaws provide that any nomination to the Board of Directors (except one proposed by the existing Board of Directors in its capacity as the Nominating Committee) must be in writing and delivered or mailed to the Secretary of Horizon at least 20 days prior to the meeting of shareholders called for the election of directors.  Only those nominations made by the Nominating Committee or properly presented by shareholders will be voted upon at the annual meeting.  In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of Horizon Bank's market area.  Any nominee for director made by the committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence.  In searching for qualified director candidates to fill vacancies in the Board, the committee solicits our current Board for names of potentially qualified candidates.  Additionally, the committee may request that members of the Board pursue their own business contacts for the names of potentially qualified candidates.  The committee would then consider the potential pool of director candidates, select the top candidate based on the candidates' qualifications and the Board's needs, and conduct an investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a Horizon director.  The Nominating Committee does not have a formal policy with regard to the consideration of any director candidates recommended by security holders.  At this time, the Board of Directors does not consider such a policy to be necessary, due in large part to the past success of the Nominating Committee in researching and nominating qualified individuals to serve on the Board.

Executive Committee

The Executive Committee is composed of Directors Evans (Chairman), Diehl, Goodman, Jacobson and Joines.  This committee meets at least monthly to advise Horizon management between meetings of the Board of Directors.  The Executive Committee met 12 times during the year ended March 31, 2008.

Audit Committee

The Audit Committee is composed of Directors Strengholt (Chairman) and Tauscher.  The Audit Committee is responsible for examining and evaluating Horizon's activities and reporting its findings to the Board.  This examination determines the reliability of information produced on behalf of Horizon and the effectiveness of internal practices and procedures and the efficiency of operations.  The Audit Committee also assists the Board in the selection of independent accountants.  The Board of Directors has determined that there is no "audit committee financial expert," as defined in the SEC regulations; however, the Board believes that the current members of the Audit Committee are qualified to serve based on their collective experience and background.  Each member of the Audit Committee is "independent," in accordance with the requirements for companies listed on Nasdaq.  The Audit Committee met six times during the year ended March 31, 2008.

Retirement and Compensation Committee

The Retirement and Compensation Committee is composed of Directors Diehl (Chairman) and Goodman.  This committee makes recommendations to the Board of Directors concerning compensation packages and retirement plans for Horizon employees.  Each member of the this committee is "independent," in accordance with the requirements for companies listed on Nasdaq.  The Retirement and Compensation Committee met seven times during the year ended March 31, 2008.  The committee does not currently have a charter.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  Our executive officers and the Board of Directors have worked together to establish a comprehensive set of corporate governance initiatives that they believe will serve the long-term interests of our shareholders and employees.  These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and Nasdaq rules regarding corporate governance.  The Board will continue to evaluate, and improve our corporate governance principles and policies as necessary and as required.

Communications with the Board of Directors.  The Board of Directors maintains a process for shareholders to communicate with the Board.  Shareholders wishing to communicate with the Board should send any communication to the Secretary, Horizon Financial Corp., 1500 Cornwall Avenue, Bellingham, Washington  98225.  Any such communication must state the number of shares beneficially owned by the shareholder making the communication.  The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to take appropriate legal action regarding the communication.

Annual Meeting Attendance by Directors.  We do not have a policy regarding Board member attendance at annual meetings of shareholders.  All Board members attended the 2007 Annual Meeting of Shareholders.

Code of Ethics.  On April 27, 2004, the Board of Directors adopted Officer and Director Codes of Ethics.  On July 24, 2007, the Board of Directors reaffirmed its Code of Ethics.  The codes are applicable to each of Horizon's directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct.  A copy of the Code of Ethics applicable to the principal executive officer and senior financial officers was filed as an exhibit to Horizon's Annual Report on Form 10-K for the year ended March 31, 2007.  We have not made the Codes of Ethics available on our website, but will provide copies of the Codes of Ethics free of charge upon request to the Secretary of Horizon.

Related Party Transactions.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features.  Horizon Bank has followed a policy of granting loans to officers and directors that fully comply with these regulations.  Loans to directors and executive officers are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Horizon Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.  Loans in amounts below $500,000 are granted pursuant to Horizon Bank's normal approval procedures.  Loans and aggregate loans of $500,000 or greater are reviewed and approved by Horizon Bank's

Board of Directors, pursuant to Regulation O of the Federal Reserve Board.  All loan approval and review procedures are governed by written policies.

Director Richard R. Haggen is an owner and co-chairman of the Board of Directors of Haggen, Inc., an affiliate of the Haggen/Talbot Company LTD P/S, from which Horizon leases space for its Whatcom Commercial Center.  Horizon paid lease expenses of $156,000 to the Haggen/Talbot Company LTD P/S during the fiscal year ended March 31, 2008.  Director Haggen's interest is estimated to be approximately 20%.  This lease is reviewed by senior management to ensure that the lease expenses are reasonable compared to similar office space leases in Horizon Bank's market.

Director Independence.  Our common stock is listed on the Nasdaq Global Select Market.  In accordance with Nasdaq requirements, at least a majority our directors must be independent directors.  The Board of Directors has determined that five of our eight directors are independent, as defined by Nasdaq.  Robert C. Diehl, James A. Strengholt, Richard R. Haggen, Gary E. Goodman and Robert C. Tauscher are all independent.

DIRECTORS' COMPENSATION

The following table shows the compensation paid to our non-employee directors for the year ended March 31, 2008.  Directors who are employees of Horizon or Horizon Bank are not compensated for their services as directors; accordingly, compensation information for V. Lawrence Evans, Richard P. Jacobson and Dennis C. Joines is included in the section entitled "Executive Compensation."

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Robert C. Diehl	35,900	--	--	--	--	--	35,900
Fred R. Miller (1)	34,400	--	--	--	--	--	34,400
James A. Strengholt	24,200	--	--	--	--	--	24,200
Richard R. Haggen	25,700	--	--	--	--	--	25,700
Gary E. Goodman	35,900	--	--	--	--	--	35,900
Robert C. Tauscher	23,800	--	--	--	--	--	23,800
________
(1)	Mr. Miller retired on April 30, 2008.

Each director of Horizon is also a director of Horizon Bank.  The directors received no additional compensation for attendance at any meeting of Horizon's Board of Directors during the year ended March 31, 2008.  The directors are compensated for their service on Horizon Bank's Board of Directors, and received an annual retainer of $9,000 and $900 for attendance at each Horizon Bank Board meeting.  Directors also received $500 for each Horizon Bank regular or special committee meeting attended, and $850 for attendance at a special Board meeting.  Members of the Executive Committee of Horizon Bank received $600 per month.

The Retirement and Compensation Committee of Horizon Bank's Board of Directors recommends to the Horizon Bank Board the amount of fees paid for service on the Board.  For the fiscal year ending March 31, 2009, the committee recommended increasing the fees for meeting attendance as follows: $1,000 for Board meetings, $750 for Executive Committee meetings, $1,000 for Audit Committee meetings $600 for Retirement and Compensation Committee meetings and $500 for Investment Committee meetings.  The Retirement and Compensation Committee also recommended increasing the fees paid to committee chairmen for meeting attendance as follows: $850 for the Executive Committee Chairman, $1,100 for the Audit Committee Chairman, $700 for the Retirement and Compensation Committee

Chairman and $600 for the Investment Committee Chairman.  These recommendations were approved by the Board of Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we will provide an overview and analysis of our compensation program, and the elements of compensation for each of our named executive officers.

Overview of Our Compensation Program.  Our compensation philosophy for all employees, including our executive officers, is based upon the primary objective of aligning pay with performance, and providing competitive compensation that allows us to attract and retain highly qualified talent.  The Retirement and Compensation Committee of Horizon Bank is responsible for all compensation and benefit matters relating to our executive officers, including the evaluation and compensation of our Chief Executive Officer and President.  The Chief Executive Officer and President of Horizon Bank evaluate the performance of our other executive officers and provide compensation recommendations to the Retirement and Compensation Committee.

The Retirement and Compensation Committee believes strongly in aligning the interests of the executive officers with those of our shareholders through our pursuit and accomplishment of corporate strategic objectives.  The principles underlying our compensation program relating to executive officers are intended to: (1) attract and retain key executives who are highly qualified and are vital to our long-term success; (2) provide levels of compensation competitive with those offered throughout the banking and financial services industries; (3) integrate the compensation program with our long-term strategic planning and management process; and (4) motivate executives to enhance long-term shareholder value by helping them build their personal ownership in Horizon.

Compensation Program Elements.  The compensation program for executive officers was designed by the Retirement and Compensation Committee, with input from Horizon Bank's Chief Executive Officer and its President, as well as compensation consultants from Clark Consulting, a nationally recognized firm in the area of compensation and benefits.  The compensation program focuses on the following four components that form the total compensation program for our executive officers:

▪	base salary;

▪	annual incentive compensation;

▪	long-term incentive compensation (equity-based in the form of restricted stock awards and incentive stock options); and

▪	benefits, including post-retirement benefits.

In order to evaluate the competitiveness of our compensation levels, we review the Milliman Consultants and Actuaries' annual Northwest Financial Industry Survey.  The information used from this survey was deemed to fairly represent the labor markets in which we compete for executive talent, and is the primary source used in this analysis.

The annual cash compensation for our executive officers consists of a fixed base salary and a variable performance award, which is based on the successful achievement of certain corporate and financial performance goals, and the individual executive's performance against business plan and personal goals established by the Board of Directors, the Chief Executive Officer and the President in advance of the relevant measurement period.

The Retirement and Compensation Committee has not established any specific policies relative to a target allocation of total compensation between short-term and long-term elements nor cash and non-cash elements.  In addition, the Retirement and Compensation Committee has not established policies relative to the adjustment or recovery of awards or payments if Horizon's performance measurements are restated or otherwise adjusted in a manner which would reduce the size of an award or payment.  Since the inception of these plans, there have been no restatements or adjustments of financial results or performance measurements.

Base Salary.  The compensation of our executive officers begins with the establishment of base salary.  Base salary levels are reviewed and compared to the information contained in the salary survey information discussed above, which includes peer institutions.  Base salaries for all officers of Horizon Bank are approved by the Retirement and Compensation Committee and Horizon's Board of Directors, based upon recommendations made by the Bank's Chief Executive Officer and President.  Recommendations regarding the base salaries for the Chief Executive Officer and the President are made by the Retirement and Compensation Committee, and are approved by the Board of Directors.

Annual Incentive Compensation.  The compensation plan for our executive officers, including the President and Chief Executive Officer, is based on our annual performance compared to the metrics approved by the Board at the beginning of each fiscal year.  The plan is designed to provide for an annual performance award (i.e. annual cash incentive award expressed as a percentage of base salary), depending on the position held by the executive.   The potential incentive compensation payouts for the named executive officers in effect for the fiscal year ended March 31, 2008 are shown in the following table:

	Incentive Payout as a Percentage of Base Salary
Name	Threshold	Target	Maximum

V. Lawrence Evans	20%	40%	60%
Dennis C. Joines	20%	40%	60%
Richard P. Jacobson	19.3%	35.5%	52.5%
Steven L. Hoekstra	19%	34%	50%

For the fiscal year ending March 31, 2009, the potential incentive compensation payouts for the named executive officers are as follows:

	Incentive Payout as a Percentage of Base Salary
Name	Threshold	Target	Maximum

V. Lawrence Evans (1)	--	--	--
Dennis C. Joines	20%	40%	60%
Richard P. Jacobson	20%	40%	60%
Steven L. Hoekstra	19%	34%	50%
                                              _____________
(1)
On March 25, 2008, we entered into a transition agreement with V. Lawrence Evans, our Chairman.  Mr. Evans will retire from active full-time employment with Horizon on May 31, 2008 and accordingly, will no longer participate in this plan.

For Messrs. Joines and Jacobson, the incentive levels are determined by the following profitability metrics: return on equity, diluted earnings per share and Horizon's efficiency ratio.  At the beginning of each fiscal year, targets for each of these measures are approved by the Retirement and Compensation Committee and the Board of Directors.  The details of the levels in place for the fiscal year ended March 31, 2008 are shown in the following table:

		Performance Measurement
Performance Goal	Weight	Threshold	Target		Maximum

Diluted earnings per share	33.33%	$1.60	$1.65		$1.85
Return on equity	33.33%	15.2%	15.6%	%	17.6%
Efficiency ratio	33.33%	48.5%	48.2%	%	46.0%

The actual results for fiscal 2008 for these measures were as follows:

Performance Goal	Actual Result

Diluted earnings per share	$1.51
Return on equity	14.53%
Efficiency ratio	48.12%

The incentive compensation for Mr. Hoekstra, Horizon Bank's Chief Lending Officer, is based on the following measures:

		Performance Measurement
Performance Goal	Weight	Threshold	Target	Maximum

Growth in commercial loan portfolio	22	90% of Target	$50,000,000	125% of Target
Fee income on loans	20	90% of Target	3,750,000	125% of Target
Growth in commercial demand deposits	20	90% of Target	3,250,000	125% of Target
Growth in savings deposits	13	90% of Target	2,000,000	125% of Target
Customer team referrals to other lines of business	10	90% of Target	160	125% of Target
Diluted earnings per share	5	$1.60	$1.65	$1.85
Return on equity	5	15.20%	15.60%	17.60%
Efficiency ratio	5	48.50%	48.20%	46.00%

Based on the actual results for the fiscal year ended March 31, 2008, the named executive officers received the following incentive compensation payouts (expressed as a percentage of their respective base salaries):

Name	Actual Percentage of Base Salary Received (%)

V. Lawrence Evans	13.53%
Dennis C. Joines	13.53%
Richard P. Jacobson	12.15%
Steven L. Hoekstra	29.46%

Long-term Incentive Compensation.  Long-term incentive compensation is provided to our executive officers in the form of restricted stock and incentive stock option grants that serve as incentive vehicles which support our long-term compensation strategy, and are granted under the Horizon Financial Corp. 2005 Incentive Stock Plan.  The purpose of this equity-based compensation is to provide long-term incentive compensation that provides a means for attracting and retaining employees, that aligns the interests of the employees with the interests of our shareholders, and to provide an incentive to directors and employees to improve the long-term performance and market value of Horizon Financial Corp.

Initial grants of restricted stock and stock options were made in October 2005, subsequent to the adoption of the Incentive Stock Plan by our shareholders.  All restricted stock and stock options granted to date under the Plan vest over a two to four-year period from the date of the award or grant, and were granted at, or with an exercise price of, the fair market value of Horizon's common stock on the date of grant.  The initial grants were made in amounts which were determined by the Retirement and Compensation Committee based upon the Committee's desire to provide such long-term incentive compensation to certain employees of Horizon Bank.  The size of the individual grants of restricted stock and stock options to directors and executive officers was based upon the respective individual's role and position within Horizon Bank, and the performance of Horizon, using return on equity as a guideline in this regard.  The Retirement and Compensation Committee granted a total of 24,362 incentive stock options and 28,500 shares of restricted stock, awarded as follows: 19.5% (combined) to the Chief Executive Officer and President of Horizon Bank; 13.3% (combined) to the Bank's Chief Financial Officer and Chief Lending Officer; and 67.2% to other officers of the Bank.

 Each year, the Retirement and Compensation Committee evaluates whether or not awards of restricted stock or incentive stock options should be provided to specific employees.  Any such award is granted on a discretionary basis by the committee upon consideration of the following factors: overall corporate performance during the prior fiscal year; the expense associated with any potential awards and its impact on Horizon's future financial performance; the desire to provide a long-term equity-based incentive; and to provide an additional incentive to reward and retain specific highly-valued employees for exceptional performance during the prior fiscal year.

Benefits.  At Horizon, an important part of our total compensation plan is the employee benefits program. We offer a comprehensive and flexible benefits plan on a non-discriminatory basis to support the basic health, welfare, and retirement needs of our employees. The primary elements of the benefits plan include medical/dental/vision plans, paid time off for vacation and illness (including cash payments for a portion of accrued vacation earned but not taken), and employer matching contributions into our 401(k) Plan, whereby 50% of the first 6% of the amounts contributed by the employee are matched by Horizon Bank.  We also provide retirement benefits, including salary continuation agreements, to encourage executive officers to remain with Horizon until retirement.

Compensation Consultant.  In the past, the Retirement and Compensation Committee has retained Clark Consulting to assist with (1) the adoption of salary continuation agreements for certain of the executive officers,  (2) the design of the Incentive Stock Plan and allocation of awards thereunder and (3) a review of the total compensation package of Horizon Bank's executive officers in relation to compensation of officers at peer banks.  The committee will hire compensation consultants in the future when it deems necessary.

Additional Considerations.  Under Internal Revenue Code section 162(m), subject to an exception for qualifying performance-based compensation, we cannot deduct compensation of over $1 million in annual compensation paid to certain executive officers.  We have never paid compensation for which a deduction was disallowed, and our policy is to avoid any such payments in the future to the extent feasible.

Retirement and Compensation Committee Report

The Retirement and Compensation Committee of Horizon's Board of Directors has submitted the following report for inclusion in this proxy statement:

We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management.  Based on the committee's review of and the discussion with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is provided by the following directors, who constitute the committee:

The Retirement and Compensation Committee:	Robert C. Diehl, Chairman
Gary E. Goodman

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table shows information regarding compensation earned during the years ended March 31, 2008 and 2007 by our named executive officers: (1) V. Lawrence Evans, our principal executive officer through December 31, 2007, (2) Richard P. Jacobson, our principal executive officer since January 1, 2008 and our principal financial officer, and (3) our two other most highly compensated officers who earned in excess of $100,000, who are Dennis C. Joines and Steven L. Hoekstra.  We did not pay any bonuses to the named executive officers in fiscal year 2008; therefore, this column has been omitted from the table below.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen-sation ($)(2)	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen- sation ($)(3)	Total ($)

V. Lawrence Evans (4)	2008	233,768	76,488	11,034	31,629	(5)	31,791	384,710
Chairman of Horizon and Horizon Bank	2007	225,000	26,667	4,459	130,095	45,901	31,676	463,798

Richard P. Jacobson (6)	2008	168,077	34,124	12,117	20,429	25,697	24,281	284,725
President, Chief Executive Officer, Chief Financial Officer and Director of Horizon and Chief Executive Officer, Chief Financial Officer and Director of Horizon Bank	2007	144,900	14,339	3,429	56,062	20,212	20,896	259,838

Dennis C. Joines	2008	190,751	44,663	9,316	25,809	59,245	21,065	350,849
President and Chief Operating Officer of Horizon Bank and Director of Horizon and Horizon Bank	2007	190,020	18,668	4,210	109,870	49,506	19,923	392,197

Steven L. Hoekstra	2008	147,234	32,442	6,764	43,375	23,442	14,266	267,523
Executive Vice President of Horizon Bank	2007	137,820	13,618	3,333	52,937	20,215	13,190	241,113

____________
(1)
Represents the dollar amount of expense recognized for financial statement reporting purposes in the fiscal year indicated and being earned by the officer ratably over a two to four period from the date of the award or grant. Amounts are calculated pursuant to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("FAS 123R"). For a discussion of valuation assumptions, see Note 12 of the Notes to Financial Statements in Horizon's Annual Report on Form 10-K for the year ended March 31, 2008.

(2)	The amounts shown represent the annual performance award earned by each executive officer in the year ended March 31, 2008.
(3)	Please see the table below for more information on the other compensation paid to our executive officers for the fiscal year ended March 31, 2008.
(4)	Mr. Evans retired as President and Chief Executive Officer of Horizon and Chief Executive Officer of Horizon Bank effective as of December 31, 2007.
(5)	The value of Mr. Evans' executive income participation plan decreased by $46,820 in the year ended March 31, 2008.
(6)	Mr. Jacobson was appointed as President, Chief Executive Officer and a Director of Horizon and Chief Executive Officer and a Director of Horizon Bank effective as of January 1, 2008.

The following table sets forth details of "All other compensation" earned during the year ended March 31, 2008, as presented above in the Summary Compensation Table.  The amounts reflected constitute contributions by Horizon Bank.

Name	Deferred Contribution to 401(k) Plan ($)(1)	Employer Contribution to 401(k) Plan ($)	Restricted Stock Dividends ($)	Life Insurance Premium ($)	Country Club Allowance ($)	Automobile Allowance ($)

V. Lawrence Evans	15,750	6,918	2,598	1,584	4,025	916
Richard P. Jacobson	10,397	4,456	1,675	272	4,025	3,456
Dennis C. Joines	5,701	5,262	2,193	1,032	4,025	2,852
Steven L. Hoekstra	4,321	4,321	1,592	1,032	--	3,000
____________
(1)
Represents a contribution equal to a percentage of the officer's base salary pursuant to the pension portion of our 401(k) plan. Each named executive officer receives a contribution of at least 3% of his or her base salary and Messrs. Evans and Jacobson receive an additional 4%  as a result of their number of years of service to Horizon Bank.

Employment and Severance Agreements

We are party to an employment contract with Mr. Evans.  The agreement was for an initial term of 48 months, and extends annually until either of the parties notifies the other in writing of its intent not to renew the contract.  We also entered into a transition agreement with Mr. Evans effective as of March 18, 2008 in order to facilitate transition until Mr. Evans' retirement on May 31, 2011.  Under the agreements, Mr. Evans' annual base compensation, effective June 1, 2008, will be $150,000.  After May 31, 2008, he will no longer accrue vacation and he will receive only those benefits specified in the transition agreement.  The employment agreement provides for compensation to be paid to Mr. Evans in the event of his disability, termination without cause or in the event of a change in control of Horizon, as described below under "Potential Payments Upon Termination."

Horizon Bank entered into change of control severance agreements with Messrs. Jacobson, Joines and Hoekstra in 2002.  Each agreement was for an initial term of 36 months, and is extended annually unless either party elects not to extend the agreement.  The agreement provides for a severance payment if a change in control of Horizon or Horizon Bank occurs, and within 12 months thereafter the executive's employment is involuntarily terminated without just cause, or the executive voluntarily terminates his employment for good reason, as described below under "Potential Payments Upon Termination."

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards made to our named executive officers during the year ended March 31, 2008.  We did not grant any "equity incentive plan awards," as defined by the SEC.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards:	All Other Awards:		Grant Date
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Number of Shares of Stock or Units (#)(1)	Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Fair Value of Stock and Option Awards ($)(3)

V. Lawrence Evans		46,754	93,507	140,260
	06/26/07				2,802			61,560
	06/26/07					2,802	21.97	12,985

(table continues on following page)

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards:	All Other Awards:		Grant Date
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Number of Shares of Stock or Units (#)(1)	Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Fair Value of Stock and Option Awards ($)(3)

Richard P. Jacobson		33,615	67,231	100,846
	12/18/07					7,500	17.02	38,166
	06/26/07				1,804			39,634
	06/26/07					1,804	21.97	8,360

Dennis C. Joines		38,150	76,300	114,450
	06/26/07				2,366			51,981
	06/26/07					2,366	21.97	10,965

Steven L. Hoekstra		27,974	50,060	73,617
	06/26/07				1,716			37,701
	06/26/07					1,716	21.97	7,952

_____________
(1)
The restricted stock awards vest ratably over a two-year period from the date of the award and were made at the fair market value of Horizon's common stock on the date of grant. The named executive officers receive dividends at Horizon's normal dividend rate on unvested shares of restricted stock.

(2)
The option grants vest ratably over a two-year period from the date of the grant (with the exception of the grant made on December 18, 2007, which vests ratably over a four-year period from the date of the grant) and have an exercise price equal to the fair market value of Horizon's common stock on the date of grant.

(3)
Calculated in accordance with FAS 123R. For a discussion of valuation assumptions, see Note 12 of the Notes to Financial Statements in Horizon's Annual Report on Form 10-K for the year ended March 31, 2008.

Outstanding Equity Awards

The following information with respect to exercisable and unexercisable options and unvested restricted stock as of March 31, 2008 is presented for the named executive officers.  The named executive officers do not have any outstanding "equity incentive plan awards," as defined by the SEC.

	Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

V. Lawrence Evans	10/25/05	682	683	16.37	10/25/15
	06/27/06	596	1,789	19.86	06/27/16
	06/26/07	--	2,802	21.97	06/26/17
						5,274 (2)	75,735

Richard P. Jacobson	03/28/00	3,718	--	5.22	03/28/10
	10/24/00	6,828	--	5.17	10/24/10
	03/22/05	625	--	15.43	03/22/15
	10/25/05	427	428	16.37	10/25/15
	06/27/06	390	1,170	19.86	06/27/16
	06/26/07	--	1,804	21.97	06/26/17
	12/18/07	--	7,500	17.02	12/18/17
						3,402 (3)	48,853

(table contines on following page)

	Options Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)

Dennis C. Joines	04/23/02	23,437	--	8.53	04/23/12
	10/25/05	577	578	16.37	10/25/15
	06/27/06	502	1,508	19.86	06/27/16
	06/26/07	--	2,366	21.97	06/26/17
						4,452 (4)	63,931

Steven L. Hoekstra	06/25/02	7,812	--	9.06	06/25/12
	10/25/05	407	408	16.37	10/25/15
	06/27/06	370	1,110	19.86	06/27/16
	06/26/07	--	1,716	21.97	06/26/17
						3,234 (5)	46,440

____________
(1)
Option and restricted share awards vest pro rata over a four-year period from the award date, with the first 25% vesting one year after the award date, with the exception of the awards made on March 22, 2005 and June 26, 2007, which vest pro rata over a two-year period from the award date, with the first 50% vesting one year after the award date.

(2)	Consists of an award of 1,365 shares made on October 25, 2005, an award of 2,385 shares made on June 27, 2006 and an award of 2,802 shares made on June 26, 2007.
(3)	Consists of an award of 855 shares made on October 25, 2005, an award of 1,560 shares made on June 27, 2006 and an award of 1,804 shares made on June 26, 2007.
(4)	Consists of an award of 1,155 shares made on October 25, 2005 and an award of 2,010 shares made on June 27, 2006 and an award of 2,366 shares made on June 26, 2007.
(5)	Consists of an award of 815 shares made on October 25, 2005 and an award of 1,480 shares made on June 27, 2006 and an award of 1,716 shares made on June 26, 2007.

Options Exercised and Stock Vested

The following table shows the value realized upon exercise of stock options and vesting of stock awards for our named executive officers in the year ended March 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

V. Lawrence Evans	--	--	341	6,109
Richard P. Jacobson	2,000	21,720	214	3,834
Dennis C. Joines	--	--	289	5,177
Steven L. Hoekstra	--	--	204	3,655

Pension Benefits

The following information is presented with respect to the nature and value of pension benefits for the named executive officers at March 31, 2008.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

V. Lawrence Evans	Executive Income Participation Plan	(1)	1,390,253	--
Richard P. Jacobson	Salary Continuation Agreement	(1)	45,909	--
Dennis C. Joines	Salary Continuation Agreement	(1)	108,751	--
Steven L. Hoekstra	Salary Continuation Agreement	(1)	43,657	--
___________
(1)	Number of years of credited service is not relevant. No benefit is payable unless the executive reaches age 61 while employed by Horizon Bank.

Horizon Bank has established an executive income participation plan for certain of its executive officers, including Mr. Evans.  The plan provides for additional retirement benefits payable over a 20 year period following retirement.  In connection with the funding of the Bank's obligation under the plan, it has acquired life insurance policies on the lives of plan participants.  The plan provides for benefits if an executive reaches age 61 or dies while employed by the Bank, as described in further detail below under "Potential Payments Upon Termination." Deferred compensation expense for Mr. Evans amounted to $0, $104,885 and $103,755, in fiscal years 2008, 2007 and 2006, respectively.

Horizon Bank entered into salary continuation agreements with Messrs. Jacobson, Joines and Hoekstra on June 26, 2006.  The agreements will provide benefits if the executive reaches age 61 or dies while employed by the Bank, as described in further detail below under "Potential Payments Upon Termination."  To offset the annual expense accruals for the benefits payable to the executives under the salary continuation agreements, the Bank has acquired bank-owned life insurance.

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination, retirement and death.  In addition, our equity plans also provide for potential payments upon termination.  The following table shows, as of March 31, 2008, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Death ($)	Disability ($)	Involuntary Termination ($)(1)	Involuntary Termination Following Change in Control ($)	Normal Retirement ($)

V. Lawrence Evans
Employment Agreement	--	126,626	740,278	890,816	--
Executive Income Participation Plan	1,390,253	--	--	1,390,253	1,390,253
Equity Plans	--	--	--	75,735	75,735

Richard P. Jacobson
Change in Control Agreement	--	--	--	568,900	--
Salary Continuation Agreement	1,170,452	--	--	45,909	1,170,452
Equity Plans	--	--	--	145,585	145,585

(table continued on following page)

	Death	Disability ($)	Involuntary Termination ($)(1)	Involuntary Termination Following Change in Control ($)	Normal Retirement ($)

Dennis C. Joines
Change in Control Agreement	--	--	--	653,541	--
Salary Continuation Agreement	394,094	--	--	108,751	394,094
Equity Plans	--	--	--	200,569	200,569

Steven L. Hoekstra
Change in Control Agreement	--	--	--	383,582	--
Salary Continuation Agreement	173,555	--	--	43,657	173,555
Equity Plans	--	--	--	87,844	87,844
____________
(1)	Termination without cause.

Employment Agreement.  Mr. Evans' employment agreement provides for payments upon his disability or termination.  If Mr. Evans becomes disabled during the term of his employment agreement, Horizon Bank must continue to pay his monthly compensation.  If, however, he becomes disabled for more than three months, the Bank may terminate the employment agreement and pay to Mr. Evans a monthly disability benefit equal to ten percent of his monthly earnings at the time he became disabled.  Payment of the disability benefit will begin on the last day of the month following the month for which the final payment of his regular monthly compensation was made and end with the earlier of (1) the payment for the month in which Mr. Evans dies or (2) the payment for the month preceding the month in which occurs Mr. Evans' normal retirement date under Horizon Bank's tax-qualified retirement plans.

The employment agreement also provides for benefits in the event of Mr. Evans' termination.  If Mr. Evans' employment is terminated without cause, prior to his normal retirement and other than after a change in control, Horizon Bank must pay to him on a monthly basis an amount equal to his highest rate of monthly salary paid at any time under the employment agreement.  The payments will begin on the last day of the month following the date of termination and will continue until the date the employment agreement would have terminated.  If Mr. Evans dies during this period, payments will be made to his designated beneficiary or to his estate.

If, after a change in control of Horizon Bank or Horizon, Horizon Bank or Horizon terminate Mr. Evans' employment during the term of the employment agreement for any reason other than cause, retirement at or after the normal retirement age under a tax-qualified retirement plan maintained by Horizon Bank or disability, or otherwise change the present capacity or circumstances in which he is employed or cause a reduction in his responsibilities or authority or compensation or other benefits provided under the employment agreement without Mr. Evans' written consent, then Horizon Bank must pay to him and provide him, or his beneficiaries, with the severance benefits.  Horizon Bank must promptly pay to Mr. Evans a sum equal to the total amount of the present value of 2.99 times the average annual compensation payable by Horizon Bank and includable by Mr. Evans in gross income for the most recent five taxable years ending before the date on which the ownership or control changed.  In addition, during the period of 60 months following Mr. Evans' termination, he and his dependents and beneficiaries shall continue to be covered under all employee benefit plans of Horizon Bank as if he were still employed during that period under the employment agreement.  In addition, following Mr. Evans' termination, he shall have the option to purchase the automobile provided by Horizon Bank for his use at its then current book value.  The employment agreement contains a provision that to the extent that amounts owed to Mr. Evans in connection with a change in control would be deemed to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, these amounts would be reduced so as not to constitute an excess parachute payment.

Change in Control Severance Agreements.  We have entered into agreements that could provide benefits to Messrs. Jacobson, Joines and Hoekstra following a change in control.  If after a change in control, Horizon Bank terminates the executive's employment other than for cause, or the executive terminates his own employment for good reason within 12 months following a change in control, Horizon Bank must pay a lump sum severance payment.  "Good reason" is defined as having occurred when: (1) the executive is required to be based at a location more than 30 miles from  his existing job location, unless the new location is closer to the executive's home; (2) the executive is materially demoted; (3) the executive's salary is reduced or the executive's perquisites, benefits or vacations are materially and adversely changed; (4) a successor to Horizon or Horizon Bank fails or refuses to assume the Bank's obligations under the change in control severance agreement; or (5) there is any purported termination of the executive's employment, other than for cause or pursuant to the requirements of the agreement.

For each of Messrs. Jacobson and Joines, the lump sum severance amount equals 2.99 times his annual compensation and for Mr. Hoekstra, this amount equals 1.99 times his annual compensation.  In addition, Horizon Bank must also cause to be continued for 12 months after the effective date of a change in control, life, medical, dental, and disability coverage substantially identical to the coverage maintained for the executive prior to the effective date of the change in control, except to the extent such coverage may be changed in its application to all Horizon Bank or Horizon employees on a nondiscriminatory basis.  The agreements contain a provision requiring reduction of any payments that would be deemed to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Supplemental Retirement Benefits.  Horizon Bank has entered into an executive income participation plan with Mr. Evans and salary continuation agreements with Messrs. Jacobson, Joines and Hoekstra.  These agreements provide for an annual supplemental retirement benefit to be paid to each of the executives, commencing at age 62 and payable in monthly installments for 10 years (20 years for Mr. Evans), in an amount equal to $96,500 per year for Mr. Evans, $137,200 per year for Mr. Jacobson, $46,300 per year for Mr. Joines and $20,400 per year for Mr. Hoekstra.  To qualify for the annual supplemental benefit, the executive must remain employed by the Bank until he attains age 61.  If the executive dies while employed by Horizon Bank and before his annual supplemental benefit commences, regardless of whether he had attained age 61 at the time of his death, his benefit will be paid to his beneficiaries.  If the executive dies after his benefit has commenced, the remaining benefits will be paid to his beneficiaries at the same time and in the same amounts that would have been distributed to the executive had he survived.

If the executive's employment with the Bank terminates within 12 months following a change in control (as defined under Section 409A of the Internal Revenue Code), the executive will be paid, in lieu of the benefit described above, a change in control benefit based on his accrued benefit under his salary continuation agreement at the time of the change in control.  The change in control benefit will be paid in monthly installments over 10 years, commencing upon the executive's attainment of age 62.  The change in control benefit may be reduced or delayed to the extent necessary to avoid the benefit, or any part thereof, being considered an excess parachute payment subject to golden parachute sanctions under Sections 280G and 4999 of the Internal Revenue Code.  Upon a change in control, a rabbi trust will be established and funded to pay the change in control benefit under the salary continuation agreement.  If the executive dies after he becomes entitled to a change in control benefit, this benefit will be paid to his beneficiaries.

Equity Plans.  The 2005 Incentive Stock Plan provides for accelerated vesting of awards in the event of a change in control.  If a tender offer or exchange offer for Horizon's shares commences, or if a change in control occurs, all stock options and stock appreciation rights granted and not fully exercisable will become exercisable in full.  The Plan also provides that if a participant's employment is terminated because of death, disability or normal retirement after attaining age 62, restrictions remaining on shares awarded under the plan will lapse.

Compensation Committee Interlocks and Insider Participation

The Retirement and Compensation Committee is composed of Directors Diehl and Goodman.  No members of the Retirement and Compensation Committee were officers or employees of Horizon or any of its subsidiaries during the year ended March 31, 2008, nor were they formerly Horizon or Horizon Bank officers or had any relationships otherwise requiring disclosure.

AUDIT COMMITTEE MATTERS

Audit Committee Charter.  The Audit Committee operates pursuant to a charter approved by our Board of Directors.  The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring our financial accounting and reporting, the system of internal controls established by management and the audit process.  The charter sets out the responsibilities, authority and specific duties of the Audit Committee.  The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent auditor, the internal audit department and management.  On April 27, 2004, the Board of Directors amended the Audit Committee charter that was initially adopted in June 2000.  On April 22, 2008, the Board of Directors reaffirmed its Audit Committee charter.  A copy of the Audit Committee charter was attached to last year's Proxy Statement as Appendix A.

Report of the Audit Committee.  The Audit Committee reports as follows with respect to Horizon's audited financial statements for the year ended March 31, 2008:

▪	The Audit Committee has reviewed and discussed the 2008 audited financial statements with management;

▪
The Audit Committee has discussed with the independent auditor, Moss Adams LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

▪
The Audit Committee has received written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee,  as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor the auditor's independence; and

▪
The Audit Committee has, based on its review and discussions with management of the 2008 audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that Horizon's audited financial statements for the year ended March 31, 2008 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:	James A. Strengholt, Chairman
Robert C. Tauscher

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of Horizon's equity securities, to file reports of ownership and changes in ownership with the SEC within prescribed time periods.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms it has received and written representations provided to us by the above-referenced persons, we believe that all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with during the fiscal year ended March 31, 2008.

INDEPENDENT AUDITOR

Moss Adams LLP, independent registered public accounting firm, served as our independent auditor for the year ended March 31, 2008.  The Audit Committee of the Board of Directors has appointed Moss Adams as the independent auditor for the fiscal year ending March 31, 2009.  A representative of Moss Adams will be present at the annual meeting to respond to questions from shareholders and will have the opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed to us by Moss Adams for professional services rendered for the fiscal years ended March 31, 2008 and 2007.

	Years Ended March 31,
	2008	2007

Audit Fees (1)	$243,500	$230,500
Audit-Related Fees (2)	23,000	23,000
Tax Fees (3)	40,080	11,700
All Other Fees	--	--

_____________
(1)
Consist of fees billed for professional services rendered in connection with the integrated audit of Horizon's financial statements and review of financial statements included in Horizon's Form 10-K and 10-Q or services to Horizon in connection with statutory or regulatory filings or engagements.

(2)	Consist of fees relating to the audit of Horizon's 401(k) Retirement Plan, Horizon's ESOP Plan and miscellaneous audit and accounting matters.
(3)	Consist of fees relating to preparation of Horizon's federal income tax return, and general tax consultations and miscellaneous tax questions.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditors in connection with its annual review of its charter.  Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee.  If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting.  In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor.

The Audit Committee determined that all of the services performed by Moss Adams during the year ended March 31, 2008 were compatible with Moss Adams maintaining its independence.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy solicitation materials for the 2009 annual meeting of shareholders, any shareholder proposal to take action at that meeting must be received at our office at 1500 Cornwall Avenue, Bellingham, Washington, no later than February 18, 2009.  Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Securities Exchange Act.  In addition, our Bylaws provide that in order for business to be brought before the annual meeting, a shareholder must deliver notice to the Secretary of Horizon at least 20 days prior to the date of the annual meeting.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matter described above in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies.  In addition to solicitations by mail, Horizon directors, officers and employees may solicit proxies personally or by telephone at their regular salary or hourly compensation.

Horizon's 2008 Annual Report to Shareholders has been mailed to all shareholders of record as of the voting record date.  Any shareholder who has not received a copy of the annual report may obtain a copy without charge by writing to the Secretary of Horizon.  The annual report is a part of the proxy solicitation material and is not incorporated herein by reference.

A copy of the Annual Report on Form 10-K as filed with the SEC is included with the proxy solicitation.  Additional copies will be furnished without charge to shareholders of record as of June 3, 2008, upon written request to Kelli J. Holz, Secretary, Horizon Financial Corp., 1500 Cornwall Avenue, Bellingham, Washington 98225.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kelli J. Holz

KELLI J. HOLZ
SECRETARY

Bellingham, Washington
June 20, 2008

REVOCABLE PROXY
HORIZON FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS
JULY 22, 2008

The undersigned hereby appoints the Executive/Proxy Committee of the Board of Directors of Horizon Financial Corp. ("Horizon"), consisting of Robert C. Diehl, V. Lawrence Evans, Gary E. Goodman, Dennis C. Joines and Richard P. Jacobson, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Horizon common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Fox Hall, 3985 Bennett Drive, Bellingham, Washington, on Tuesday, July 22, 2008 at 1:00 p.m., Pacific Time, and at any and all adjournments thereof, as follows:

1. The election as directors of the nominees listed below for the term specified (except as marked to the contrary):

[ ]	FOR ALL NOMINEES	NOMINEES FOR A THREE-YEAR TERM:
		[ ]	V. Lawrence Evans
[ ]	WITHHOLD AUTHORITY	[ ]	Richard R. Haggen
	FOR ALL NOMINEES	[ ]	Robert C. Tauscher

[ ]	FOR ALL EXCEPT	NOMINEE FOR A TWO-YEAR TERM:
	(See instructions below)	[ ]	Richard P. Jacobson

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT"
and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

To change the address on your account, please check the box at right and indicate your new				[ ]
address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

The Board of Directors recommends a vote "FOR" the election of the nominees for director.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the proposition stated.  If any other business is presented at the annual meeting, this proxy will be voted by the Board of Directors in its best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the meeting.  This proxy also confers discretionary authority on the Board of Directors to vote with respect to approval of the minutes of the prior meeting of shareholders, the election of any person as director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the annual meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Horizon at the meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Horizon, prior to the execution of this proxy, of the Notice of the Annual Meeting, the Proxy Statement dated June 20, 2008 and an Annual Report to Shareholders.

Dated: ____________, 2008

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

Please sign exactly as your name or names appear on this proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.